                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        COMPRESSION LABS, INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
          Common Stock

     (2)  Aggregate number of securities to which transaction applies:
          8,400,481

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined). The fee has been calculated based on the average of the high and low prices reported on the NASDAQ National Market for the Common Stock of VTEL Corporation on February 11, 1997 of $7.875 per share.

     (4)  Proposed maximum aggregate value of transaction: $66,153,788

     (5)  Total fee paid: $13,231

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid: $13,231

     (2)  Form, Schedule or Registration Statement No.: Schedule 14A

     (3)  Filing Party: VTEL Corporation

     (4)  Date Filed: February 18, 1997
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                [COMPRESSION LABS, INCORPORATED LETTERHEAD]




May 14, 1997


Dear Shareholder:

Proxy material for the 1997 Special Meeting of Stockholders of Compression Labs, Incorporated (CLI) has been sent to you.

According to our records, your proxy card, which is scheduled for Friday, May 23, 1997, has not yet been received. Regardless of the number of shares you own, it is important that they are represented and voted at the meeting.

Since the time is short, we urge you to promptly sign, date and mail the enclosed proxy, in the return envelope provided. Your interest and participation in the affairs of the Company are sincerely appreciated.

Thank you for your continued support.


Sincerely,

/s/ PATRIZIA OWEN
--------------------------
Patrizia Owen
Vice President/Secretary





       IF YOU HAVE RECENTLY MAILED YOUR PROXY, PLEASE ACCEPT OUR THANKS
                         AND DISREGARD THIS REQUEST.